As filed with the Securities and Exchange Commission on May 7, 2004
Registration No. 333-113693

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Eastman Chemical Company

(Exact name of registrant as specified in its charter)

Delaware	62-1539359
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

100 N. Eastman Road

Kingsport, Tennessee 37660
(423) 229-2000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Theresa K. Lee

Senior Vice President, Chief Legal Officer
and Corporate Secretary
Eastman Chemical Company
100 N. Eastman Road
Kingsport, Tennessee 37660
(423) 229-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark L. Hanson, Esq. Jones Day 1420 Peachtree Street, N.E. Suite 800 Atlanta, Georgia 30309-3053 (404) 521-3939	William G. Farrar, Esq. Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004-2498 (212) 558-4000

   Approximate date of commencement of proposed sale to the public: From time to time following the effective date of this registration statement.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☑

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.   ☐

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		maximum	maximum	Amount of
Title of each class of	Amount to be	offering price	aggregate	registration
securities to be Registered	Registered	per unit(5)(6)	offering price(6)	fee

Common stock, par value $0.01 per share(1)	(2)	100%	(2)	N/A

Rights to purchase participating preferred stock(1)	(2)	100%	(2)	N/A

Preferred stock, par value $0.01 per share	(2)	100%	(2)	N/A

Depositary shares(3)	(2)	100%	(2)	N/A

Warrants	(2)	100%	(2)	N/A

Stock purchase contracts	(2)	100%	(2)	N/A

Stock purchase units	(2)	100%	(2)	N/A

Debt securities	(2)	100%	(2)	N/A

Units	(2)	100%	(2)	N/A

Total	$1,000,000,000	100%	$1,000,000,000	$126,700(4)

(1)	Each share of common stock includes a right to purchase shares of a participating series of the registrant’s preferred stock. Prior to the occurrence of certain events, none of which have occurred as of the date hereof, the rights will not be exercisable or evidenced separately from the common stock.
(2)	There are being registered under this Registration Statement such indeterminate number of shares of common stock and preferred stock, principal amount of debt securities and number of warrants, depositary shares, stock purchase contracts and stock purchase units of the registrant as shall have an aggregate initial offering price not to exceed $1,000,000,000. The securities registered hereunder are to be issued from time to time and at indeterminate prices. Any securities registered under this Registration Statement may be sold separately or as units with other securities registered under this Registration Statement. Any offering of securities denominated in any foreign currency or currency unit or compound currency will be treated as the equivalent in U.S. dollars. Also includes (i) such indeterminate number of shares of common stock or preferred stock, such number of depositary shares or warrants and such principal amount of debt securities as may from time to time be issued upon conversion or exchange of any preferred stock, warrants or debt securities registered hereunder, for which no separate consideration will be payable, and (ii) such securities registered hereby as may be purchased by underwriters to cover over-allotments, if any.
(3)	To be represented by depositary receipts and representing an interest in all or a specified portion of a share of preferred stock.

(4)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933. This amount was previously paid on March 17, 2004.

(5)	Estimated solely for the purpose of computing the registration fee.
(6)	Exclusive of accrued interest and distributions, if any.

   The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The securities may not be sold nor may offers to buy be accepted until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell the securities or a solicitation of an offer to buy, nor shall there be any sale of the Securities or solicitation of an offer to buy the Securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated May 7, 2004

PROSPECTUS

$1,000,000,000

Eastman Chemical Company

Common Stock, Preferred Stock, Depositary Shares,

Warrants, Stock Purchase Contracts, Stock Purchase Units,
Debt Securities and Units

     From time to time we may offer common stock, preferred stock, depositary shares, warrants, stock purchase contracts, stock purchase units, debt securities and units consisting of a combination of any of these securities at an aggregate initial offering price not to exceed $1,000,000,000. The debt securities that we may offer may consist of debentures, notes and/or other unsecured evidences of indebtedness in one or more series. The securities offered under this prospectus may be offered separately, together or in separate series and in amounts, at prices and on terms to be determined at the time of sale. A prospectus supplement that will set forth the terms of the offering of any securities will accompany this prospectus.

     Our common stock is traded on the New York Stock Exchange under the symbol “EMN.” On                     , 2004, the closing price was $                    per share. As of the date of this prospectus, none of the other securities that we may offer by this prospectus are listed on any national securities exchange or automated quotation system.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

     This prospectus may not be used to consummate the sale of any securities unless accompanied by a prospectus supplement.

The date of this prospectus is                     , 2004.

ABOUT THIS PROSPECTUS

      This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission using a shelf registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $1,000,000,000 or the equivalent amount denominated in one or more foreign currencies.

      This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including a description of any risks relating to the offering if those terms are not described in this prospectus. A prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any accompanying prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and the applicable prospectus supplement together with additional information under the heading “Available Information” before investing in any of the securities offered.

      You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

      We may sell securities to or through underwriters or dealers, and also may sell securities directly to other purchasers or through agents. To the extent not described in this prospectus, the names of any underwriters, dealers or agents employed by us in the sale of the securities covered by this prospectus, the principal amounts or number of shares or other securities, if any, to be purchased by such underwriters or dealers and the compensation, if any, of such underwriters, dealers or agents will be set forth in an accompanying prospectus supplement.

      The information in this prospectus is accurate as of the date on the front cover. Information incorporated by reference into this prospectus is accurate as of the date of the document from which the information is incorporated.

      References in this prospectus to the terms “we,” “us” or “Eastman” or other similar terms mean Eastman Chemical Company, including our subsidiaries, unless we state otherwise or the context indicates otherwise.

i

SUMMARY

Eastman Chemical Company

      Eastman Chemical Company, a global chemical company engaged in the manufacture and sale of a broad portfolio of chemicals, plastics and fibers, began business in 1920 for the purpose of producing chemicals for Eastman Kodak Company’s photographic business. We were incorporated in Delaware in 1993 and became an independent entity as of December 31, 1993, when Eastman Kodak spun off its chemicals business. Our headquarters and largest manufacturing site are located in Kingsport, Tennessee.

      We are the largest producer of polyethylene terephthalate, or PET, polymers for packaging based on capacity share and a leading supplier of raw materials for paints and coatings, inks and graphic arts, adhesives, textile sizes, and other formulated products, and of cellulose acetate fibers. We have 35 manufacturing sites in 16 countries that supply major chemicals, fibers and plastics products to customers throughout the world.

      Our products and operations are managed and reported in six operating segments. Effective January 1, 2002, we implemented a divisional structure that aligned the businesses into two divisions: Eastman and Voridian. On January 1, 2003, we realigned the divisional structure to add the Developing Businesses Division, and reclassified its sales, operating earnings, and assets from Eastman Division. Eastman Division consists of the Coatings, Adhesives, Specialty Polymers and Inks, or CASPI, segment; the Performance Chemicals and Intermediates, or PCI, segment; and the Specialty Plastics, or SP, segment. Voridian Division contains the Polymers segment and the Fibers segment. Developing Businesses Division contains the Developing Businesses segment.

      Our principal executive offices are located at 100 N. Eastman Road, Kingsport, Tennessee 37660, phone number (423) 229-2000. We maintain a website at www.eastman.com; however, we do not intend that information on our website be incorporated by reference into this prospectus except to the extent specified herein.

The Offering

      From time to time we may offer common stock, preferred stock, depositary shares, warrants, stock purchase contracts, stock purchase units, debt securities or units consisting of a combination of any of these securities at an aggregate initial offering price not to exceed $1,000,000,000. The debt securities that we may offer may consist of debentures, notes and/or other unsecured evidences of indebtedness in one or more series. The securities offered under this prospectus may be offered separately, together or in separate series and in amounts, at prices and on terms to be determined at the time of sale. A prospectus supplement that will set forth the terms of the offering of any securities will accompany this prospectus. The terms described in a prospectus supplement will include:

•	in the case of common stock, the offering price and number of shares;

•	in the case of preferred stock, with respect to the relevant class or series, the offering price, title, maximum number of shares, rate, if any (which may be fixed or variable), time of payment, and relative priority of any dividends, any terms for redemption at our option or the option of the holder, any terms for sinking fund payments, any terms for conversion or exchange into other securities, any voting rights, any restrictions on further issuances, any listing on a securities exchange and any other terms of the preferred stock;

•	in the case of depositary shares, the offering price, number of fractional shares of preferred stock represented thereby, the depositary, the terms of the preferred stock and any other terms of the depositary shares;

•	in the case of warrants, the offering price, designation and terms of the security purchasable upon exercise of the warrant (which may be a debt security or common or preferred stock), exercise price, amount of such underlying security that may be purchased upon exercise, exercisability and expiration dates, redemption provisions, if any, and any other terms of the warrants;

•	in the case of stock purchase contracts and stock purchase units, the offering price, the party who is obligated to purchase common stock or preferred stock (which may be Eastman), the purchase price (which may be fixed or determined by formula), the purchase dates, the security sold with the stock purchase unit and any other terms of the stock purchase contracts and stock purchase units;

•	in the case of debt securities, the title, aggregate principal amount, denominations (which may be in United States dollars, in any other currency or in composite currencies), maturity, rate, if any (which may be fixed or variable), whether the debt securities are offered pursuant to a medium term notes program, time of payment of any interest, any terms for redemption at our option or the option of the holder, any terms for sinking fund payments, any terms for conversion or exchange into other securities, any listing on a securities exchange and the initial public offering price and any other terms in connection with the offering and sale of such debt securities; and

•	in the case of units, the offering price, the type and amount of securities sold as part of the unit, the terms of such securities and any other terms in connection with the offering and sale of such units.

      Certain persons participating in an offering of securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities, including over-allotment, stabilizing and short-covering transactions in such securities, and the imposition of a penalty bid, in connection with such offering. For a description of these activities, see “Plan of Distribution”.

Forward-Looking Statements Are Subject to a Variety of Factors That Could Cause Actual Results to Differ Materially from Current Expectations

      “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: A number of the statements made or incorporated by reference in this prospectus are not historical or current facts, but deal with potential future circumstances and developments. These statements are intended as “Forward-Looking Statements” under the Private Securities Litigation Reform Act of 1995. These forward-looking statements and other written and oral forward-looking statements made by us from time to time may relate to, among other things, such matters as planned and expected capacity increases and utilization; anticipated capital spending; expected depreciation and amortization; environmental matters; legal proceedings; exposure to, and effects of hedging of, raw material and energy costs and foreign currencies; global and regional economic, political, and business conditions; competition; growth opportunities; supply and demand, volume, price, cost, margin and sales; earnings, cash flow, dividends and other expected financial conditions; expectations, strategies, and plans for individual products, businesses, segments and divisions as well as for the whole of Eastman Chemical Company; cash requirements and uses of available cash; pension expenses and funding; anticipated restructuring, divestiture, and consolidation activities; cost reduction and control efforts and targets; development, production, commercialization and acceptance of new products, services and technologies and related costs; expected tax rate; business, asset and product portfolio changes; and other risks and uncertainties described from time to time in our periodic reports filed with the Securities and Exchange Commission.

      These plans and expectations are based upon certain underlying assumptions. Such assumptions are in turn based upon internal estimates and analyses of current market conditions and trends, management plans and strategies, economic conditions and other factors. These plans and expectations and the assumptions underlying them are necessarily subject to risks and uncertainties inherent in projecting future conditions and results. Actual results could differ materially from expectations expressed in the forward-looking statements if one or more of the underlying assumptions and expectations proves to be inaccurate or is unrealized.

USE OF PROCEEDS

      Unless otherwise indicated in the accompanying prospectus supplement, the net proceeds from the sale of the securities offered hereby will be used for general corporate purposes, which may include additions to working capital, refinancing existing indebtedness, capital expenditures and possible acquisitions. We have not allocated a specific portion of the net proceeds for any particular use at this time. Specific information concerning the use of proceeds from the sale of any securities will be included in the prospectus supplement relating to such securities.

RATIOS OF EARNINGS TO FIXED CHARGES

      The following table sets forth our consolidated ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends for the indicated periods:

	Three Months	Year Ended December 31,
	Ended
	March 31, 2004	2003	2002		2001	2000		1999

Ratio of earnings to fixed charges	(1)	(2)	1.6	x	(3)	3.6	x	1.5x
Ratio of earnings to fixed charges and preferred stock dividends	(1)	(2)	1.6	x	(3)	3.6	x	1.5x

(1)	Due to the net loss reported for the first quarter of 2004, the coverage ratio was less than 1.0x. To achieve a coverage ratio of 1.0x, additional pre-tax earnings of $12 million would have been required for the first quarter of 2004.

(2)	Due to the net loss reported for 2003, the coverage ratio was less than 1.0x. To achieve a coverage ratio of 1.0x, additional pre-tax earnings of $372 million would have been required for 2003.

(3)	Due to the net loss reported for 2001, the coverage ratio was less than 1.0x. To achieve a coverage ratio of 1.0x, additional pre-tax earnings of $281 million would have been required for 2001.

      For purposes of computing these ratios, earnings represents income from continuing operations before income taxes plus interest expense, the interest component of rental expense and amortization of capitalized interest. Fixed charges consist of interest expense, one-third of rent expense, which approximates the interest portion of rent expense, and capitalized interest. During these periods, no preferred stock dividends were being paid as there were no shares of preferred stock outstanding.

DESCRIPTION OF CAPITAL STOCK

      The following description of our capital stock is a summary. You should refer to our certificate of incorporation and our bylaws for the actual terms of our capital stock. These documents are filed as exhibits to the registration statement of which this prospectus is a part.

Authorized Capital Stock

      We are authorized to issue up to 400,000,000 shares of capital stock, of which 50,000,000 may be shares of preferred stock, par value $.01 per share, and 350,000,000 may be shares of common stock, par value $.01 per share. Each share of common stock has an attached right, which is described in more detail below. As of December 31, 2003, 77,388,646 shares of common stock and no shares of preferred stock were issued and outstanding.

Common Stock

      Holders of common stock are entitled to one vote for each share on all matters voted on by stockholders. Holders of common stock do not have cumulative voting rights in the election of directors. Holders of common stock do not have any preemptive right to subscribe for or purchase any of our securities of any class or kind.

      Holders of common stock do not have any subscription, redemption or conversion privileges. Subject to the preferences or other rights of any preferred stock that may be issued from time to time, holders of common stock are entitled to participate ratably in dividends on the common stock as declared by the Board of Directors. Holders of common stock are entitled to share ratably in all assets available for distribution to stockholders in the event of our liquidation or dissolution, subject to distribution of the preferential amount, if any, to be distributed to holders of preferred stock.

Preferred Stock

      Our certificate of incorporation authorizes the Board of Directors, without any vote or action by the holders of common stock, to issue up to 50,000,000 shares of preferred stock from time to time in one or more classes or series. Other than the participating preferred stock relating to the rights described in “— Rights Plan” below, no class or series of preferred stock has been established, and no shares of preferred stock have been issued.

      Subject to limitations prescribed by law, the Board of Directors is authorized to determine the rights, preferences, limitations and other terms of any class or series of preferred stock. Issuances of preferred stock would be subject to the applicable rules of the New York Stock Exchange or other organizations on whose systems our stock may then be quoted or listed. Depending upon the terms of preferred stock established by the Board of Directors, any or all classes or series of preferred stock may have preference over the common stock with respect to dividends and other distributions and upon our liquidation. Issuance of any such shares with voting powers would dilute the voting power of the outstanding common stock. Except as otherwise provided in an applicable prospectus supplement, holders of preferred stock will not have any preemptive right to subscribe for or purchase any of our securities of any class or kind.

      A prospectus supplement relating to a certain class or series of preferred stock will describe the following terms of that class or series of preferred stock:

•	the designation of such class or series and the number of shares offered;

•	the initial public offering price at which the shares will be issued;

•	the dividend rate of that class or series, the conditions and dates upon which those dividends will be payable, and whether those dividends will be cumulative or noncumulative;

•	the relative ranking and preferences of that class or series as to dividend rights and rights upon any liquidation, dissolution or winding up of our affairs;

•	any redemption or sinking fund provisions;

•	any conversion or exchange rights of the holder or us;

•	any voting rights;

•	any restrictions on further issuances;

•	any listing of that class or series on any securities exchange; and

•	any other terms of that class or series.

Rights Plan

      A rights plan is designed to help a company’s board of directors negotiate offers for control of the company. In summary, rights plans function by giving stockholders the right to purchase one share of common stock or preferred stock at some fraction of the current market price of the common stock if certain offers for control, or accumulations of ownership, occur. This threatens substantial economic and voting dilution to an offeror unless the offeror negotiates with the board of directors, which can redeem the rights to purchase these diluting securities. The terms of our rights plan are described in more detail below.

      Each share of our common stock has attached to it one right issued pursuant to our Stockholder Protection Rights Agreement, or the rights agreement. Each right entitles its registered holder to purchase one one-hundredth of a share of a participating preferred stock, designed to have economic and voting terms similar to those of one share of common stock, for an exercise price of $120.00 (subject to adjustment). Such a purchase may occur after the “Separation Time,” which is the earlier of:

•	the tenth business day (subject to extension) after commencement of a tender or exchange offer which, if consummated, would result in a person becoming the beneficial owner of 15% or more of the outstanding shares of common stock (an “Acquiring Person”); and

•	the tenth business day (subject to prior adjustment) after the first date (the “Flip-in Date”) of a public announcement by us that a person has become an Acquiring Person, other than as a result of a Flip-over Transaction or Event (as defined below).

The rights will not trade separately from the shares of common stock unless and until the Separation Time. Until a right is exercised or exchanged pursuant to the terms of the rights agreement, the holder of the right, as such, will have no rights as a stockholder of Eastman, including, without limitation, the right to vote or to receive dividends.

      The rights will not be exercisable until the business day following the Separation Time. The rights will expire on the earliest of (i) the Exchange Time (as defined below), (ii) the close of business on December 4, 2013 and (iii) the date on which the rights are redeemed or terminated as described below. The exercise price and the number of rights outstanding, or in certain circumstances the securities purchasable upon exercise of the rights, are subject to adjustment upon the occurrence of certain events.

      In the event that a Flip-in Date occurs prior to expiration, we will take such action as shall be necessary to ensure and provide that each right (other than rights beneficially owned by an Acquiring Person or any affiliate, associate or transferee of an Acquiring Person, which rights will become void) will constitute the right to purchase from us that number of shares of common stock having an aggregate market price equal to twice the exercise price for an amount in cash equal to the then current exercise price. In addition, our Board of Directors may, at its option, at any time after a Flip-in Date and prior to the time that an Acquiring Person becomes the beneficial owner of more than 50% of the outstanding shares of common stock, elect to exchange all of the then outstanding rights for shares of common stock at an exchange ratio of one share of common stock per right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date of the Separation Time (the “Exchange Ratio”). Immediately upon such action by the Board of Directors (the “Exchange Time”), the right to exercise the rights will terminate and each right will then represent only the right to receive a number of shares of common stock equal to the Exchange Ratio. If we become obligated to issue shares of common stock upon exercise of or in exchange for rights, we, at our option, may substitute for common stock shares of participating preferred stock, at a rate of one one-hundredth of a share of participating preferred stock for each share of common stock so issuable.

      A “Flip-over Transaction or Event” occurs in the event that we enter into, consummate or permit to occur a transaction or series of transactions after the time an Acquiring Person has become such and prior to expiration in which, directly or indirectly:

•	we consolidate or merge or participate in a binding share exchange with any other person if, at the time of the consolidation, merger or share exchange or at the time we enter into an agreement with respect to the consolidation, merger or share exchange, the Acquiring Person controls our Board of Directors and any term of or arrangement concerning the treatment of shares of capital stock in the merger, consolidation or share exchange relating to the Acquiring Person is not identical to the terms and arrangements relating to other holders of common stock; or

•	we sell or otherwise transfer (or one or more of our subsidiaries sells or otherwise transfers) assets (i) aggregating more than 50% of the assets (measured by either book value or fair market value) or (ii) generating more than 50% of the operating income or cash flow, of Eastman and our subsidiaries (taken as a whole) to any other person (other than us or one or more of our wholly owned subsidiaries) or to two or more such persons which are affiliated or otherwise acting in concert, if, at the time of the sale or transfer of assets or at the time we (or any such subsidiary) enter into an agreement with respect to the sale or transfer, the Acquiring Person controls our Board of Directors.

If a Flip-over Transaction or Event occurs, we will take action necessary to ensure, and will not enter into, consummate or permit to occur the Flip-over Transaction or Event until we have entered into a supplemental agreement with the person engaging in the Flip-over Transaction or Event or the parent corporation thereof (the “Flip-over Entity”), for the benefit of the holders of the rights, providing that upon consummation or occurrence of the Flip-over Transaction or Event (i) each right will then constitute the right to purchase from the Flip-over Entity, upon exercise of the rights in accordance with the terms of the rights agreement, that number of shares of common stock of the Flip-over Entity having an aggregate market price on the date of consummation or occurrence of the Flip-over Transaction or Event equal to twice the exercise price for an amount in cash equal to the then current exercise price and (ii) the Flip-over Entity will then be liable for, and will assume, by virtue of such Flip-over Transaction or Event and such supplemental agreement, all our obligations and duties pursuant to the rights agreement. For purposes of the foregoing description, the term “Acquiring Person” includes any Acquiring Person and its affiliates and associates counted together as a single person.

      The rights are redeemable by us at $0.01 per right, subject to adjustment upon the occurrence of certain events, at any date prior to the date they become exercisable, and, in certain events, may be canceled and terminated without any payment to holders. The rights have no voting rights and are not entitled to dividends.

      The rights will not prevent a takeover of Eastman. The rights, however, may cause substantial dilution to a person or group that acquires 15% or more of the common stock unless the rights are first redeemed or terminated by our Board of Directors. Nevertheless, the rights would not interfere with a transaction that the Board of Directors determines is in our best interests and the best interests of our stockholders because the rights can be redeemed or terminated by the Board of Directors as described, before the consummation of the transaction.

      The complete terms of the rights are set forth in the rights agreement. The rights agreement is filed as an exhibit to the registration statement of which this prospectus is a part. A copy of the rights agreement can be obtained from us as described under “Incorporation of Certain Documents by Reference” or upon written request to the rights agent, American Stock Transfer & Trust Company, 59 Maiden Lane, New York, New York 10038, Attention: Shareholder Services Division.

Certain Provisions Affecting Control of the Company

General

      In addition to the rights plan, certain provisions of our certificate of incorporation, our bylaws and Delaware statutory law described in this section may delay or make more difficult acquisitions or changes of control of Eastman not approved by our Board of Directors. These provisions could have the effect of discouraging third parties from making proposals involving an acquisition or change of control of Eastman, although these kinds of proposals, if made, might be considered desirable by a majority of our stockholders. These provisions may also have the effect of making it more difficult for third parties to cause the replacement of our current management without the concurrence of the Board of Directors.

Number of Directors; Removal; Vacancies

      Our certificate of incorporation and the bylaws provide that the number of directors will be determined from time to time exclusively by a vote of a majority of our Board of Directors then in office. The certificate of incorporation also provides that the Board of Directors has the exclusive right to fill vacancies, including vacancies created by expansion of the Board of Directors. The certificate of incorporation further provides that directors may be removed only for cause and only by the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the shares of our capital stock then entitled to vote in the election of directors. This provision, in conjunction with the provision authorizing the Board of Directors to fill vacant directorships, could prevent stockholders from removing incumbent directors without cause and filling the resulting vacancies with their own nominees.

Classified Board of Directors

      Our certificate of incorporation provides for our Board of Directors to be divided into three classes of directors serving staggered three-year terms. As a result, approximately one third of our directors are elected each year. This provision could prevent a party who acquires control of a majority of the outstanding voting stock from obtaining control of the Board of Directors until the second annual stockholders meeting following the date the acquiror obtains the controlling stock interest. It could also have the effect of discouraging a potential acquiror from making a tender offer or otherwise attempting to obtain control of Eastman, which increases the likelihood that incumbent directors will retain their positions.

No Stockholder Action by Written Consent; Special Meetings

      The certificate of incorporation provides that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting. The certificate of incorporation also provides that special meetings of the stockholders can only be called pursuant to a resolution approved by a majority of our Board of Directors then in office. Stockholders are not permitted to call a special meeting or to require our Board of Directors to call a special meeting of stockholders. These provisions could delay a stockholder vote on certain matters, such as business combinations and removal of directors, and could have the effect of discouraging a potential acquiror from making a tender offer.

Advance Notice for Raising Business or Making Nominations at Meetings

      The bylaws establish an advance notice procedure for stockholder proposals to be brought before a meeting of stockholders and for nominations by stockholders of candidates for election as directors at an annual meeting or a special meeting at which directors are to be elected. As described more fully in the bylaws, only such business may be conducted at a meeting of stockholders as has been brought before the meeting by, or at the direction of, our Board of Directors, or by a stockholder who has given to the Corporate Secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. The presiding officer at a stockholders meeting has the authority to make these determinations. Only persons who are nominated by, or at the direction of, our Board of Directors, or who are nominated by a stockholder who has given timely written notice, in proper form, to the Corporate Secretary prior to a meeting at which directors are to be elected will be eligible for election as our directors.

      These provisions could make it more difficult for stockholders to raise matters affecting control of Eastman, including tender offers, business combinations or the election or removal of directors, for a stockholder vote.

Amendments to Bylaws

      Amendments to our bylaws must be approved by 80% of the voting power of all shares of our capital stock then entitled to vote. In addition, our bylaws provide that any amendment by stockholders to the section of the bylaws establishing the rights of stockholders and the Board of Directors to amend the bylaws require the approval of 80% of the voting power of all shares of our capital stock then entitled to vote. These provisions could make it difficult for stockholders to amend or repeal any provisions of the bylaws adopted by our Board of Directors or to adopt any bylaws provisions opposed by the Board of Directors.

Amendment of the Certificate of Incorporation

      Any proposal to amend, alter, change or repeal any provision of the certificate of incorporation requires approval by the affirmative vote of both a majority of the members of our Board of Directors then in office and a majority vote of the voting power of all of the shares of our capital stock entitled to vote generally in the election of directors. This provision could make it difficult for stockholders to adopt, amend or repeal any provision of the certificate of incorporation, including a provision affecting control of Eastman.

Preferred Stock and Additional Common Stock

      Under the certificate of incorporation, our Board of Directors has the authority to provide by board resolution for the issuance of shares of one or more classes or series of preferred stock. Our Board of Directors is authorized to fix by resolution the terms and conditions of each such other class or series. The authorized shares of our preferred stock, as well as authorized but unissued shares of our common stock, are available for issuance without further action by our stockholders, unless stockholder action is required by applicable law or the rules of the New York Stock Exchange or any other stock exchange on which any class or series of our stock may then be listed.

      These provisions give our Board of Directors the power to approve the issuance of a class or series of our preferred stock, or additional shares of our common stock, that could, depending on the terms of the stock, either impede or facilitate the completion of a merger, tender offer or other takeover attempt. For example, the issuance of new shares might impede a business combination if the terms of those shares include voting rights which would enable a holder to block business combinations; the issuance of new shares might facilitate a business combination if those shares have general voting rights sufficient to cause an applicable percentage vote requirement to be satisfied.

Constituency or Stakeholder Provision

      In determining what is in our best interests and the best interests of our stockholders, our certificate of incorporation authorizes the Board of Directors in its discretion to consider, in addition to the long-term and short-term interests of the stockholders, the social and economic effects of the matter being considered on employees, customers, creditors and communities in which we operate. Further, in evaluating a potential business combination, the Board of Directors may also consider such matters as the business and financial condition of the acquiror, the competence and integrity of the acquiror’s management, and prospects for successful conclusion of the business combination being considered.

      This provision gives our Board of Directors the authority to take into account factors other than the financial interests of the stockholders and could result in the rejection of a business combination or tender offer even if proposed at a price exceeding market value.

Delaware Business Combination Statute

      Section 203 of the Delaware General Corporation Law provides that, subject to specified exceptions, an “interested stockholder” of a Delaware corporation may not engage in any business combination with the corporation for a three-year period following the time that stockholder becomes an “interested stockholder” unless:

•	prior to that time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an “interested stockholder” ;

•	upon consummation of the transaction that resulted in the stockholder becoming an “interested stockholder,” the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding certain shares); or

•	on or subsequent to that time, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the “interested stockholder.”

      Except as otherwise specified in Section 203, an “interested stockholder” is defined to include (i) any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant time and (ii) the affiliates and associates of any such person.

      Under certain circumstances, Section 203 makes it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period, although the stockholders may elect to exclude a corporation from the restrictions imposed under Section 203. Our certificate of incorporation does not exclude us from the restrictions imposed under Section 203. The provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our Board of Directors, since the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction that results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Transfer Agent and Registrar

      American Stock Transfer & Trust Company is the transfer agent and registrar for the common stock and rights.

DESCRIPTION OF DEPOSITARY SHARES

      The following briefly summarizes the general provisions of depositary shares and depositary receipts that we may issue from time to time. Additional terms of the depositary shares and depositary receipts, including pricing terms, the terms of the applicable deposit agreement pursuant to which depositary receipts are to be issued, and an explanation as to whether any of the generalized provisions summarized below do not apply to the depositary shares or receipts being offered will be set forth in an applicable prospectus supplement. The following description, as well as any description in a prospectus supplement, may not be complete. You should refer to the terms and provisions of the applicable deposit agreement, which we will file with the Securities and Exchange Commission in connection with any offering of depositary shares, since that document will govern your rights as a holder of depositary shares.

General

      We may elect to offer fractional interests in shares of preferred stock instead of whole shares of preferred stock. If so, we will allow a depositary to issue depositary shares to the public, each of which will represent a fractional interest in a share of the relevant series of preferred stock, as described in an accompanying prospectus supplement.

      The shares of preferred stock underlying any depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company acting as depositary with respect to that series. The prospectus supplement relating to a series of depositary shares will identify the name and address of the depositary. Under the relevant deposit agreement, each owner of a depositary share will be entitled, in proportion to its fractional interest in a share of the preferred stock underlying that depositary share, to all the rights and preferences of that preferred stock, including dividend, voting, redemption, conversion, exchange and liquidation rights.

      Depositary shares will be evidenced by one or more depositary receipts issued under the relevant deposit agreement.

Dividends and Other Distributions

      The depositary will distribute all cash dividends or other cash distributions in respect of the preferred stock to the record depositary shareholders based on the number of the depositary shares owned by that holder on the relevant record date. The depositary will distribute only that amount which can be distributed without attributing to any depositary shareholders a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to the depositary shareholders of record.

      If there is a distribution other than in cash, the depositary will distribute property to the depositary shareholders of record on a pro rata basis, unless the depositary determines that it is not feasible to make that distribution. In that case, the depositary may, with our consultation, adopt a method it deems equitable and practicable for making that distribution, including any sale of property and the distribution of the net proceeds from that sale to the concerned holders.

      Each deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights we offer to preferred stockholders of the relevant series will be made available to depositary shareholders.

Withdrawal of Stock

      Upon surrender of depositary receipts at the depositary’s office, the holder of the relevant depositary shares will be entitled to the number of whole shares of the related series of preferred stock and any money or other property those depositary shares represent. Depositary shareholders will be entitled to receive whole shares of the related preferred stock series on the basis described in the relevant prospectus supplement, but holders of those whole preferred stock shares will not afterward be entitled to receive depositary shares in exchange for their shares. If the depositary receipts the holder delivers evidence a depositary share number exceeding the whole share number of the related preferred stock series to be withdrawn, the depositary will deliver to that holder a new depositary receipt evidencing the excess depositary share number.

Redemption; Liquidation

      The terms on which the depositary shares relating to the preferred stock of any series may be redeemed, and any amounts distributable upon our liquidation, dissolution or winding up, will be described in the relevant prospectus supplement.

Conversion

      The depositary shares, as such, are not convertible or exchangeable into our common stock or any of our other securities or property. Nevertheless, the prospectus supplement relating to an offering of depositary shares may provide that the holders of depositary receipts may surrender their depositary receipts to the depositary with written instructions to the depositary to instruct us to cause the conversion or exchange of the preferred stock represented by these depositary shares if the terms of such preferred stock provide for conversion or exchange.

Voting

      Upon receiving notice of any meeting at which preferred stockholders of any series of preferred stock underlying the depositary shares are entitled to vote, the depositary will mail the information contained in that notice to the depositary shareholders of record relating to that series of preferred stock. Each depositary shareholder on the record date will be entitled to instruct the depositary on how to vote the shares of preferred stock underlying that holder’s depositary shares. The depositary will vote the preferred stock shares underlying those depositary shares according to those instructions, and we will take actions we deem necessary to enable the depositary to do so. If the depositary does not receive specific instructions from the depositary shareholders relating to that series of preferred stock, it will abstain from voting those preferred stock shares, unless otherwise mentioned in the relevant prospectus supplement.

Amendment and Termination of Deposit Agreement

      The depositary receipt form evidencing the depositary shares and the relevant deposit agreement may be amended by us and the depositary. A prospectus supplement will set forth the conditions under which the deposit agreement may be amended or terminated.

Charges of Depositary

      We will pay all charges of each depositary in connection with the initial deposit and any redemption of the preferred stock. Depositary shareholders will be required to pay any other transfer and other taxes and governmental charges and any other charges expressly provided in the deposit agreement in respect of their accounts.

Miscellaneous

      Each depositary will forward to the relevant depositary shareholders all reports and communications that we are required to furnish to our preferred stockholders.

      Neither any depositary nor we will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under any deposit agreement. The obligations of each depositary under any deposit agreement will be limited to performance in good faith of its duties under that agreement, and it will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless it is provided with satisfactory indemnity. The depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, depositary shareholders or other persons believed to be competent, and on documents believed to be genuine.

Title

      We, each depositary and any of their agents may treat the registered owner of any depositary share as the absolute owner of that share, whether or not any payment for that depositary share is overdue and despite any notice to the contrary, for any purpose.

Resignation and Removal of Depositary

      A depositary may resign at any time by delivering to us notice of its election to resign, and we may remove a depositary, and resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of appointment.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

      We may issue stock purchase contracts, including contracts obligating holders to purchase from us or sell to us, and obligating us to sell to or purchase from the holders, a specified or variable number of shares of our common stock, or our preferred stock, at a future date or dates. The price per share of common stock or preferred stock may be fixed at the time the stock purchase contracts are issued or may be determined by a specific reference to a formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of stock purchase units consisting of (1) a stock purchase contract and (2) debt securities, preferred securities or debt obligations of third parties, including U.S. Treasury securities, other stock purchase contracts or shares of our capital stock securing the holders’ obligations to purchase our common stock or preferred stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units, or vice versa, and such payments may be unsecured or prefunded and may be paid on a current or deferred basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner.

      The applicable prospectus supplement will describe the terms of any stock purchase contracts and stock purchase units and will contain, where applicable, the following information about the stock purchase contracts or stock purchase units issued under it:

•	whether the stock purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our common stock or preferred stock, as applicable, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the stock purchase contracts are to be prepaid or not;

•	whether the stock purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the stock purchase contracts;

•	whether the stock purchase contracts will be issued in fully registered or global form; and

•	applicable information about any third party issuing any debt securities offered as part of a stock purchase unit.

DESCRIPTION OF WARRANTS

General Description of Warrants

      We may issue warrants for the purchase of debt securities, preferred stock or common stock, or any combination of these securities. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following outlines some of the general terms and provisions of the warrants that we may issue from time to time. Additional terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement. The following description, and any description of the warrants included in a prospectus supplement, may not be complete. You should refer to the terms and provisions of the applicable warrant agreement, which we will file with the Securities and Exchange Commission in connection with any offering of warrants, since that document will govern your rights as a holder of warrants.

Debt Warrants

      The prospectus supplement relating to a particular issue of warrants to issue debt securities will describe the terms of those warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the debt securities purchasable upon exercise of the warrants;

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the principal amount of debt securities that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;

•	the dates on which the right to exercise the warrants commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

•	information relating to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants;

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Stock Warrants

      The prospectus supplement relating to a particular issue of warrants to issue common stock or preferred stock will describe the terms of the common stock warrants and preferred stock warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the price at which the shares may be purchased upon exercise;

•	the dates on which the right to exercise the warrants commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

      Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the principal amount of debt securities or shares of common stock or preferred stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will be void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.

      Until a holder exercises the warrants to purchase any securities underlying the warrants, the holder will not have any rights as a holder of the underlying securities by virtue of ownership of warrants.

DESCRIPTION OF DEBT SECURITIES

      Any debt securities offered by this prospectus are to be issued under an indenture, dated as of January 10, 1994, between Eastman Chemical Company and The Bank of New York, as trustee, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part. You may also request a copy of the indenture from the trustee.

      References in this section of the prospectus to the terms “we,” “us” or “Eastman” or other similar terms mean Eastman Chemical Company only, excluding our subsidiaries.

      The following description, as well as any description in a prospectus supplement, may not be complete. You should refer to the terms and provisions of the indenture, including the definitions of certain terms, since that document will govern your rights as a holder of debt securities.

      The following sets forth certain general terms and provisions of any debt securities offered by this prospectus. The particular terms of debt securities will be described in the prospectus supplement relating to those offered debt securities.

General

      The indenture provides that debt securities in separate series may be issued thereunder from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. Such debt securities may have such terms and provisions which are not inconsistent with the indenture, including as to maturity, principal and interest, as we may determine. All debt securities issued under the indenture will be unsecured senior obligations of Eastman and will rank on a parity with all our other unsecured and unsubordinated indebtedness.

      The prospectus supplement relating to any offered debt securities will describe the following terms:

•	the title of the offered debt securities;

•	any limit on the aggregate principal amount of the offered debt securities;

•	the person to whom any interest on the offered debt securities will be payable, if other than the person in whose name that debt security (or one or more predecessor debt securities) is registered at the close of business on the regular record date for such interest;

•	the date or dates on which the principal of and premium, if any, on the offered debt securities is payable or the method of determination of such date;

•	the rate or rates at which the offered debt securities will bear interest, if any, the date or dates from which any such interest will accrue or the method by which such date or dates shall be determined, the interest payment dates on which any such interest will be payable and the regular record date for interest payable on any interest payment date;

•	the place or places where the principal of, premium, if any, and interest on the offered debt securities will be payable;

•	whether the debt securities will be offered pursuant to a medium term notes program;

•	the period or periods within which, the price or prices at which, the currency or currencies (including currency units) in which and the other terms and conditions upon which the offered debt securities may be redeemed, in whole or in part, at our option;

•	our obligation, if any, to redeem or purchase the offered debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder and the period or periods within which, the price or prices at which and the other terms and conditions upon which the offered debt securities will be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	whether the debt securities will be convertible into or exchangeable for shares of common stock or other securities, and if so, the terms and conditions upon which the debt securities will be convertible or exchangeable;

•	the denominations in which the offered debt securities will be issuable;

•	the currency, currencies or currency units in which payment of the principal of and any premium and interest on any offered debt securities will be payable if other than the currency of the United States of America;

•	if the amount of payments of principal of or any premium or interest on any offered debt securities may be determined with reference to an index, formula or other method, the index, formula or other method by which such amounts will be determined;

•	if the principal of or any premium or interest on any offered debt securities is to be payable, at our election or a holder’s, in one or more currencies or currency units other than that or those in which the debt securities are stated to be payable, the currency, currencies or currency units in which payment of the principal of and any premium and interest on the offered debt securities as to which such election is made will be payable, and the periods within which and the other terms and conditions upon which such election is to be made;

•	if other than the principal amount of the offered debt securities, the portion of the principal amount of the offered debt securities that will be payable upon declaration of acceleration of the maturity of such securities or the method by which such portion may be determined;

•	the applicability of the provisions described under “— Defeasance and Covenant Defeasance”;

•	if the offered debt securities will be issuable only in the form of a global security as described under “— Book-Entry System”, the depositary or its nominee with respect to the offered debt securities if other than The Depository Trust Company, and the circumstances under which the global security may be registered for transfer or exchange or authenticated and delivered in the name of a person other than the depositary or its nominee; and

•	any other terms of the offered debt securities.

      The debt securities may be offered and sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any such original issue discount securities will be described in the applicable prospectus supplement.

Form, Exchange and Transfer

      The debt securities of each series will be issued in fully registered form, without coupons, and, unless otherwise specified in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. At the option of the holder, subject to the terms of the indenture, debt securities of any series will be exchangeable for other debt securities of such series of any authorized denomination and of a like tenor and aggregate principal amount. Subject to the terms of the indenture and the limits applicable to global securities, debt securities may be presented for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the security registrar or at the office of any transfer agent we designate for such purpose. No service charge will be made for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Such transfer or exchange will be effected upon the security registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. We have appointed the trustee as security registrar. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

      If the debt securities of any series are to be redeemed in part, we will not be required to (i) issue, register the transfer of or exchange any debt security of such series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such debt security that may be selected for redemption and ending at the close of business on the day of such mailing or (ii) register the transfer of or exchange the debt security selected for redemption, in whole or in part, except the unredeemed portion of the debt security being redeemed in part.

Notices

      Notices to holders will be given by mail to the addresses of such holders as they may appear in the security register.

Title

      We, the trustee and any agent of ours or of the trustee may treat the person in whose name a debt security is registered as the absolute owner of such security (whether or not such debt security may be overdue) for the purpose of making payment and for all other purposes.

Governing Law

      The indenture and the debt securities will be governed by, and construed in accordance with, the law of the State of New York.

Book-Entry System

      We will issue each debt security in book-entry form only. Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any security for this purpose is called the “depositary” for that security. The depositary holds the debt securities on behalf of other financial institutions that participate in the depositary’s book-entry system; these participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers. Under the indenture, only the person in whose name a security is registered is recognized as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities and we will make all payments on the securities, including deliveries of any property other than cash, to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities. As a result, investors will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities.

      The Depository Trust Company, or DTC, will act as the depositary for the debt securities. The debt securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered security certificate will be issued for each issue of debt securities, each in the aggregate principal amount of such issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of such issue.

      DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for its participants, referred to as direct participants. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC, in turn, is owned by a number of direct participants of DTC and members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation, which are also subsidiaries of DTCC, as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, referred to as indirect participants. The DTC Rules applicable to its participants are on file with the Securities and Exchange Commission.

      Purchases of debt securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of each debt security, or the beneficial owner, is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

      To facilitate subsequent transfers, all debt securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debt securities; DTC’s records reflect only the identity of the direct participants to whose accounts such debt securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

      Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of debt securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the debt securities, such as redemptions, tenders, defaults, and proposed amendments to the security documents. For example, beneficial owners of debt securities may wish to ascertain that the nominee holding the securities for their benefit has agreed to obtain and transmit notices to beneficial owners. In the alternative, beneficial owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

      Redemption notices will be sent to DTC. If less than all of the debt securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

      Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts securities are credited on the record date (identified in a listing attached to the omnibus proxy).

      Redemption proceeds, distributions, and dividend payments on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or our agent, on payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC (or its nominee), our agent, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or our agent. Disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants. Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a debt security; for maintaining, supervising or reviewing any records relating to such beneficial ownership interests; or for any other aspect of the relationship between DTC and its participants or the relationship between such participants and the beneficial owners of interests in a debt security.

      DTC may discontinue providing its services as depository with respect to the debt securities at any time by giving reasonable notice to us or our agent. Under such circumstances, in the event that a successor depository is not obtained, certificates for the debt certificates are required to be printed and delivered. In addition, we may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, certificates for the debt securities will be printed and delivered.

      The information in this section concerning DTC and DTC’s book-entry system has been recommended for inclusion in this prospectus by DTC, and we have not independently verified this information.

Payment and Paying Agents

      Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name such debt security (or one or more predecessor debt securities) is registered at the close of business on the regular record date for such interest.

      Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the debt securities of a particular series will be payable at the office of such paying agent or agents as we may designate for such purpose from time to time, except that at our option payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the trustee in the city of New York will be designated as our sole paying agent for payments with respect to debt securities of each series. Any other paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

      All moneys paid by us to a paying agent for the payment of the principal of or any premium or interest on any debt security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder thereafter may look only to us for payment of any principal, premium or interest.

Covenants

      The indenture contains, among others, the following covenants:

Maintenance of Properties

      We will cause all properties material to the conduct of our business or the business of any Subsidiary (as defined below) to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in our judgment may be necessary so that the business carried on in connection with the Subsidiary may be properly and advantageously conducted at all times. However, this covenant will not prohibit us from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in our judgment, desirable in the conduct of our business or the business of any Subsidiary and not disadvantageous in any material respect to the holders of the debt securities.

Restrictions on Secured Debt

      If we or any Restricted Subsidiary (as defined below) shall incur or guarantee any Debt (as defined) secured by a Mortgage (as defined) on any Principal Property (as defined below) or on any shares of stock or Debt of any Restricted Subsidiary, we will secure the debt securities equally and ratably with (or prior to) such secured Debt, unless after giving effect thereto, the aggregate amount of all such Debt so secured, together with all Attributable Debt (as defined below) in respect of sale and leaseback transactions involving Principal Properties (see “— Restrictions on Sales and Leasebacks” below), would not exceed 10% of our Consolidated Net Tangible Assets and those of our consolidated Subsidiaries. This restriction will not apply to, and there will be excluded from secured Debt in any computation under such restriction, Debt secured by:

•	Mortgages on property, shares of stock or Debt existing on the date of the indenture;

•	Mortgages securing only debt securities issued under the indenture;

•	Mortgages on property of, or on any shares of stock or Debt of, any person, which Mortgages are existing at the time (i) such person became a Restricted Subsidiary, (ii) such person is merged into or consolidated with us or any Subsidiary or (iii) another Subsidiary merges into or consolidates with such person (in a transaction in which such person becomes a Restricted Subsidiary), which Mortgage was not incurred in anticipation of such transaction and was outstanding prior to such transaction;

•	Mortgages in favor of us or a Subsidiary;

•	Mortgages in favor of governmental bodies to secure progress or advance payments;

•	Mortgages of property, shares of stock or Debt existing at the time of acquisition thereof (including acquisition through merger or consolidation);

•	certain purchase money Mortgages and Mortgages to secure the construction cost of property; and

•	any extension, renewal or replacement of any Mortgage referred to in the foregoing bullet points.

Restrictions on Sales and Leasebacks

      Neither we nor any Restricted Subsidiary may enter into any sale and leaseback transaction involving any Principal Property, completion of construction and commencement of full operation of which has occurred more than 180 days prior to the transaction, unless:

•	we or such Restricted Subsidiary could create Debt secured by a Mortgage on such property as provided for above under “— Restrictions on Secured Debt” in an amount equal to the Attributable Debt with respect to the sale and leaseback transaction without equally and ratably securing the debt securities of each series issued under the indenture; or

•	the net proceeds of the sale or transfer of the Principal Property leased pursuant to such arrangement exceeds the fair market value of such Principal Property and we, within 180 days, apply to the retirement of our Funded Debt (as defined) an amount not less than the greater of (i) the net proceeds of the sale of the Principal Property leased pursuant to such arrangement or (ii) the fair market value of the Principal Property so leased (subject to credits for certain voluntary retirements of Funded Debt).

      This restriction will not apply to any sale and leaseback transaction (a) between us and a Restricted Subsidiary or between Restricted Subsidiaries or (b) involving the taking back of a lease for a period, including renewals, of less than three years.

Restrictions on Subsidiary Debt

      We may not permit any Restricted Subsidiary to incur or assume any Debt except:

•	Debt that is or could be secured by a Mortgage permitted pursuant to the restrictions described above under “— Restrictions on Secured Debt”;

•	Debt that is outstanding on the date of the indenture;

•	Debt that is issued to and held by us or another Restricted Subsidiary;

•	Debt incurred by a Person prior to the time (i) such person became a Restricted Subsidiary, (ii) such person is merged into or consolidated with us or any Subsidiary or (iii) another Subsidiary merges into or consolidates with such person (in a transaction in which such person becomes a Restricted Subsidiary), which Debt was not incurred in anticipation of such transaction and was outstanding prior to such transaction;

•	Debt that is incurred in the ordinary course of business and that matures within one year; and

•	extensions, renewals or replacements of any of the foregoing.

We may permit a Restricted Subsidiary to incur Debt as described in the second through last bullet points above only to the extent that the aggregate amount of all such Debt of all Restricted Subsidiaries does not exceed 10% of Consolidated Net Tangible Assets.

Consolidation, Merger and Certain Sales of Assets

      Without the consent of the holders of any outstanding debt securities, we may consolidate with or merge into, or convey, transfer or lease our properties and assets substantially as an entirety to, any person, and may permit any person to merge into, or convey, transfer or lease our properties and assets substantially as an entirety to, us, provided that:

•	any successor person must be a corporation, partnership, trust or other entity organized and validly existing under the laws of any domestic jurisdiction and must assume our obligations on the debt securities and under the indenture;

•	after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

•	certain other conditions are met.

Certain Definitions

      “Attributable Debt” means, as to any particular lease under which any person is at the time liable, at any date as of which the amount is to be determined, the total net amount of rent required to be paid by such person under such lease during the remaining term of the lease, discounted from the respective due dates to such date at the weighted average rate per year borne by the debt securities compounded annually. The net amount of rent required to be paid under any such lease for any such period is the aggregate amount of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease which is terminable by the lessee upon the payment of penalty, such net amount shall also include the amount of such penalty, but no rent will be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

      “Consolidated Net Tangible Assets” means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting from this amount (a) all current liabilities, except for (i) notes and loans payable, (ii) current maturities of long-term debt and (iii) current maturities of obligations under capital leases, and (b) goodwill and other intangibles.

      “Principal Property” means any single parcel of real estate, any manufacturing plant or warehouse owned or leased by us or any Subsidiary which is located within the United States and the gross book value (without reduction of any depreciation reserves) of which on the date as of which the determination is being made exceeds 1% of Consolidated Net Tangible Assets, other than any manufacturing plant or warehouse or portion thereof (a) which is a pollution control or other facility financed by obligations issued by a state or local government unit, or (b) which, in the good faith opinion of our Board of Directors as evidenced by a resolution of the Board of Directors, is not of material importance to the total business conducted by us and our Subsidiaries as an entirety.

      “Restricted Subsidiary” means any wholly owned Subsidiary of ours substantially all of the assets of which are located in the United States (excluding territories or possessions) and which owns a Principal Property, except for a Subsidiary that is principally engaged in the business of financing, owning, buying, selling, leasing, dealing in or developing real property, or exporting goods or merchandise from or importing goods or merchandise into the United States.

      “Subsidiary” means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by us or by one or more other Subsidiaries, or by us and one or more other Subsidiaries. For the purposes of this definition, “voting stock” means stock that ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

Events of Default

      With respect to the debt securities of any series, each of the following is an Event of Default under the indenture:

•	failure to pay principal of or any premium on any debt security of the same series when due;

•	failure to pay any interest on any debt securities of that series when due, continued for 30 days;

•	failure to perform any other covenant in the indenture, continued for 90 days after written notice has been given by the trustee, or the holders of at least 10% in principal amount of the outstanding debt securities of that series, as provided in the indenture; and

•	certain events in bankruptcy, insolvency or reorganization.

      If an Event of Default (other than an Event of Default described in the last bullet point above) with respect to the debt securities of any series at the time outstanding shall occur and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series by notice as provided in the indenture may declare the principal amount of the debt securities of such series to be due and payable immediately. If an Event of Default described in the last bullet point above with respect to the debt securities of such series at the time outstanding shall occur, the principal amount of all the debt securities of such series will automatically, and without any action by the trustee or any holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series may, under certain circumstances, rescind and annul such acceleration if all Events of Default in respect of such series, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the indenture. For information as to waiver of defaults, see “— Modification and Waiver”.

      Subject to the provisions of the indenture relating to the duties of the trustee if an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless such holders shall have offered to the trustee reasonable indemnity. Subject to such provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

      No holder of a debt security will have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (i) such holder has previously given to the trustee written notice of a continuing Event of Default with respect to the debt securities of such series, (ii) the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series have made written request, and such holder or holders have offered reasonable indemnity, to the trustee to institute such proceeding as trustee and (iii) the trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of such series a direction inconsistent with such request, within 60 days after such notice, request and offer. However, such limitations do not apply to a suit instituted by a holder of a debt security for the enforcement of payment of the principal of or any premium or interest on such debt security on or after the applicable due date specified in such debt security.

      The indenture does not contain any provisions that would provide protection to holders of debt securities against a sudden and dramatic decline in credit quality resulting from a takeover, recapitalization or similar restructuring of Eastman.

      We will be required to furnish to the trustee annually a statement by certain of our officers as to whether or not we, to the officers’ knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the indenture and, if so, specifying all such known defaults.

Modification and Waiver

      Modifications and amendments of the indenture may be made by us and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected by the modification or amendment:

•	change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

•	reduce the principal amount of, or any premium or interest on, any debt security;

•	change the place or currency of payment of principal of, or any premium or interest on, any debt security;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

•	reduce the percentage in principal amount of outstanding debt securities, the consent of whose holders is required for modification or amendment of the indenture;

•	reduce the percentage in principal amount of outstanding debt securities of any series necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults; or

•	modify such provisions with respect to modification and waiver.

      The holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive compliance by us with certain restrictive provisions of the indenture with respect to such series. The holders of a majority in principal amount of the outstanding debt securities of such series may waive any past default under the indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the indenture which cannot be amended without the consent of the holder of each outstanding debt security affected.

      The indenture provides that in determining whether the holders of the requisite principal amount of the outstanding debt securities of any series have given or taken any direction, notice, consent, waiver or other action under the indenture as of any date, certain debt securities, including those for whose payment or redemption money has been deposited or set aside in trust for the holders and those that have been fully defeased pursuant to Section 1302 of the indenture, which is described below in “— Defeasance and Covenant Defeasance”, will not be deemed to be outstanding.

      Except in certain limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities entitled to give or take any direction, notice, consent, waiver or other action under the indenture, in the manner and subject to the limitations provided in the indenture. In certain limited circumstances, the trustee also will be entitled to set a record date for action by holders. If a record date is set for any action to be taken by holders, such action may be taken only by persons who are holders of outstanding debt securities on the record date. To be effective, such action must be taken by holders of the requisite principal amount of the debt securities within a specified period following the record date. For any particular record date, this period will be 180 days or such shorter period as may be specified by us (or the trustee, if it set the record date), and may be shortened or lengthened (but not beyond 180 days) from time to time.

Defeasance and Covenant Defeasance

      We may elect, at our option at any time, to have Section 1302 of the indenture, relating to defeasance and discharge of indebtedness, or Section 1303, relating to defeasance of certain restrictive covenants in the indenture, applied to any series of debt securities, or to any specified part of a series.

Defeasance and Discharge

      The indenture provides that, upon our exercise of our option to have Section 1302 applied to any debt securities, we will be discharged from all our obligations with respect to such debt securities (except for certain obligations to exchange or register the transfer of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the holders of such debt securities of money or U.S. government obligations, or both, which, through the payment of principal and interest in respect of such debt securities in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such debt securities on the respective stated maturities in accordance with the terms of the indenture and such debt securities. Such defeasance or discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that holders of such debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur.

Defeasance of Certain Covenants

      The indenture provides that, upon our exercise of our option to have Section 1303 applied to any debt securities, we may omit to comply with certain restrictive covenants, including those described above under the caption “— Covenants” and certain of the conditions referred to in the last bullet point under the caption “— Consolidation, Merger and Certain Sales of Assets”, and the occurrence of certain Events of Default, which are described above in the third bullet point under the caption “— Events of Default”, will be deemed not to be or result in an Event of Default with respect to such debt securities. In order to exercise such option, we will be required to deposit, in trust for the benefit of the holders of such debt securities, money or U.S. government obligations, or both, which, through the payment of principal and interest in respect of such debt securities in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such debt securities on the respective Stated Maturities in accordance with the terms of the indenture and such debt securities. We will also be required, among other things, to deliver to the trustee an opinion of counsel to the effect that holders of such debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur. In the event we exercised this option with respect to any debt securities and such debt securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. government obligations so deposited in trust would be sufficient to pay amounts due on such debt securities at the time of their respective stated maturities but may not be sufficient to pay amounts due on such debt securities upon any acceleration resulting from such Event of Default. In such case, we would remain liable for such payments.

DESCRIPTION OF UNITS

      We may issue units comprising one or more of the other securities described in this prospectus in any combination. Units may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.

      The applicable prospectus supplement will describe:

•	the designation and terms of the units and of the securities composing the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

      The applicable prospectus supplement will describe the terms of any units. The preceding description, and any description of units in the applicable prospectus supplement, may not be complete. You should refer to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units, since those documents will govern your rights as a holder of units.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

      A summary of any material United States federal income tax consequences to persons investing in the securities offered by this prospectus may be set forth in an applicable prospectus supplement. The summary will not be intended as legal or tax advice to prospective purchasers. Prospective purchasers of securities are urged to consult their own tax advisors prior to any acquisition of securities.

PLAN OF DISTRIBUTION

      We may sell the securities being offered by this prospectus through agents, underwriters and dealers, and securities may be sold to other purchasers directly or through agents. The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

      Offers to purchase securities may be solicited by agents designated by us from time to time. Any such agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent set forth, in the applicable prospectus supplement. Agents may be entitled under agreements that may be entered into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act of 1933, and such agents or their affiliates may be customers of, extend credit to or engage in transactions with or perform services for us in the ordinary course of business.

      If any underwriters are utilized in the sale, we will enter into an underwriting agreement with those underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in the applicable prospectus supplement that will be used by the underwriters to make resales of the securities in respect of which this prospectus is delivered to the public. The underwriters may be entitled, under the relevant underwriting agreement, to indemnification by us against certain liabilities, including liabilities under the Securities Act, and such underwriters or their affiliates may be customers of, extend credit to or engage in transactions with or perform services for us in the ordinary course of business.

      If dealers are utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to such dealers, as principal. The dealers may then resell such securities to the public at varying prices to be determined by the dealers at the time of resale. Dealers may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, and such dealers or their affiliates may be customers of, extend credit to or engage in transactions with or perform services for us in the ordinary course of business.

      In connection with the sale of securities, underwriters, dealers or agents may receive compensation from us or from purchasers of securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of securities by them, may be deemed to be underwriting discounts and commissions under the Securities Act.

      In connection with an offering of securities, the underwriters may purchase and sell such securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover short positions created by the underwriters in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities; and short positions created by the underwriters involve the sale by the underwriters of a greater number of securities than they are required to purchase from us in the offering. The underwriters also may impose a penalty bid, whereby selling concessions allowed to broker-dealers in respect of the securities sold in the offering may be reclaimed by the underwriters if such securities are repurchased by the underwriters in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise.

      The preferred stock, warrants, stock purchase contracts, stock purchase units, debt securities and units will be new issues of securities with no established trading market. If so indicated in the applicable prospectus supplement, any underwriters, dealers or agents to or through whom such securities are sold by us for public offering and sale may make a market in such securities, but such underwriters and agents will not be obligated to do so and may discontinue any market-making at any time without notice. No assurance can be given as to the liquidity of the trading market for any such securities.

VALIDITY OF SECURITIES

      Except as set forth in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Jones Day, Atlanta, Georgia, and for the underwriters by Sullivan & Cromwell LLP, New York, New York.

EXPERTS

      The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2003 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

AVAILABLE INFORMATION

      We have filed with the Securities and Exchange Commission a registration statement on Form S-3 under the Securities Act of 1933 with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, certain parts of which are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. For further information about us and the securities, reference is hereby made to the registration statement and to such exhibits and schedules. Statements contained herein concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the Securities and Exchange Commission are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

      In addition, we are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance with the Securities Exchange Act file reports, proxy statements and other information with the Securities and Exchange Commission. Reports, proxy and information statements and other information we file with the Securities and Exchange Commission pursuant to the informational requirements of the Securities Exchange Act may be inspected and copied at the Securities and Exchange Commission’s Public Reference Room, located at 450 Fifth Street, N.W., Washington, D.C. 20549. Information about the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330. The Securities and Exchange Commission also maintains a website at http://www.sec.gov that contains reports, proxy and information statements and other information.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      We have filed the following documents with the Securities and Exchange Commission, under file number 0-12626, and hereby incorporate such documents by reference in this prospectus:

(1) Our Annual Report on Form 10-K for the year ended December 31, 2003;

(2) Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2004; and

(3) The description of our capital stock in our Form 10/ A, originally filed with the Securities and Exchange Commission on December 9, 1993 and subsequently amended.

      Each document or report subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act after the date hereof and prior to the termination of the offering of the securities shall be deemed to be incorporated by reference into this prospectus and to be a part of this prospectus from the date of filing of such document. Any statement contained herein, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of the registration statement and this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the registration statement or this prospectus.

      We will provide without charge to any person to whom this prospectus is delivered, on the written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference, other than certain exhibits to such documents. Written requests should be directed to: Eastman Chemical Company, P.O. Box 511, Kingsport, Tennessee 37662-5075, Attention: Investor Relations

(telephone: (423) 229-4647).

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

      The table below sets forth the various expenses and costs to be incurred by Eastman Chemical Company in connection with the sale and distribution of the securities offered hereby, other than underwriting discounts and commissions. All the amounts shown are estimated except the Securities and Exchange Commission filing fee.

Securities and Exchange Commission filing fee	$126,700
Printing expenses	200,000
Blue sky fees and expenses	45,000
Rating agency fees	150,000
Fees of trustee, registrar and transfer agent	85,000
Legal fees and expenses	150,000
Accounting fees and expenses	100,000
Miscellaneous expenses	143,300

Total	$1,000,000

Item 15.	Indemnification of Directors and Officers

      Limitation on Liability of Directors. Pursuant to authority conferred by Section 102 of the Delaware General Corporation Law (the “DGCL”), Article VIII of the Certificate of Incorporation of Eastman Chemical Company (the “Company”) eliminates the personal liability of the Company’s directors to the Company or its stockholders for monetary damages for breach of fiduciary duty. Directors remain liable for (i) any breach of the duty of loyalty to the Company or its stockholders, (ii) any act or omission not in good faith or which involves intentional misconduct or a knowing violation of law, (iii) any violation of Section 174 of the DGCL, which proscribes the payment of dividends and stock purchases or redemptions under certain circumstances, and (iv) any transaction from which directors derive an improper personal benefit.

      Article VIII further provides that any future repeal or amendment of its terms will not adversely affect any rights of directors existing thereunder with respect to acts or omissions occurring prior to such repeal or amendment. Article VIII also incorporates any future amendments to Delaware law which further eliminate or limit the liability of directors.

      Indemnification and Insurance. In accordance with Section 145 of the DGCL, which allows and, in some cases, requires the indemnification of directors and officers under certain circumstances, Article VII of the Company’s Certificate of Incorporation and certain provisions of the Company’s Bylaws grant the Company’s directors and officers a right to indemnification for all expenses relating to civil, criminal, administrative or investigative procedures to which they are a party (i) by reason of the fact that they are or were directors or officers of the Company or (ii) by reason of the fact that, while they are or were directors or officers of the Company, they are or were serving at the request of the Company as directors, trustees, officers, employees or agents of another enterprise. Section VI of the Bylaws further provides that an advancement for any such expenses shall only be made upon delivery to the Company by the indemnitee of an undertaking to repay all amounts so advanced if it is ultimately determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified under Article VII or otherwise.

      In addition, Article VII provides that directors and officers therein described shall be indemnified to the fullest extent not prohibited by Section 145 of the DGCL, or any successor provisions or amendments thereunder. In the event that any such successor provisions or amendments provide indemnification rights broader than permitted prior thereto, Article VII allows such broader indemnification rights to apply retroactively with respect to any predating alleged action or inaction and also allows the indemnification to continue after an indemnitee has ceased to be a director or officer of the corporation and to inure to the benefit of the indemnitee’s heirs, executors and administrators.

      If a claim for indemnification under Article VII is not paid in full by the Company or an advancement of expenses is not made by the Company within a prescribed period of time and a suit is filed in relation thereto, the Company’s Bylaws entitle the indemnitee to recover the expense of prosecuting or defending such suit, if the indemnitee is successful in whole or in part. The Company’s Bylaws also entitle the indemnitee to recover the expense of defending a suit brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, if the indemnitee is successful in whole or in part. The Bylaws also entitle the Company to recover advanced expenses upon final adjudication that the indemnitee has not met the applicable standard of conduct set forth in Section 145 of the DGCL. Under the Company’s Bylaws, the burden of proving that the indemnitee is not entitled to be indemnified lies with the Company.

      Article VII further provides that the right to indemnification is not exclusive of any other right which any indemnitee may have or thereafter acquire under any statute, the Company’s Certificate of Incorporation or Bylaws, any agreement or vote of stockholders or disinterested directors or otherwise, and permits, but does not require, the Company to indemnify and advance expenses to its agents and employees to the same (or any lesser or greater) extent as directors and officers. The Bylaws provide that the Corporation shall indemnify and advance expenses to employees to the same extent as to directors and officers.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors and officers and controlling persons pursuant to the foregoing provisions, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

      The Company’s Bylaws authorize the Company to purchase insurance for directors, officers, trustees, employees, or agents of the Company or another enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such persons against such expense or liability under the DGCL. The Company intends to maintain insurance coverage for its officers and directors as well as insurance coverage to reimburse the Company for potential costs of its corporate indemnification of directors and officers.

      In December 2003, the Company entered into Indemnification Agreements (the “Indemnification Agreements”) with each director and certain executive officers of the Company. One of the purposes of the Indemnification Agreements is to attempt to specify the extent to which persons entitled to indemnification thereunder (the “Indemnitees”) may receive indemnification. Pursuant to the Indemnification Agreements, an Indemnitee is entitled to indemnification for claims regarding (i) the act or failure to act in Indemnitee’s capacity as a director, officer, employee or agent of the Company (or any other entity as to which Indemnitee is serving in such capacity at the Company’s request); (ii) in respect of any transaction or other activity of the Company or such other entity; and (iii) Indemnitee’s status as a director, officer, employee or other representative of the Company or such other entity. The Indemnification Agreements are in addition to and are not intended to limit any rights of indemnification which are available under the Company’s Certificate of Incorporation or By-laws, or otherwise. In addition to the rights to indemnification specified therein, the Indemnification Agreements are intended to increase the certainty of receipt by the Indemnitee of the benefits to which he or she is entitled by providing specific procedures relating to indemnification.

Item 16.	Exhibits

      All references to documents filed pursuant to the Securities Exchange Act of 1934, including Forms 10-K, 10-Q and 8-K, were filed by Eastman Chemical Company, file no. 0-12626, unless otherwise indicated.

Exhibit
Number

†1	.1	Form of Underwriting Agreement with respect to Equity Securities
†1	.2	Form of Underwriting Agreement with respect to Debt Securities

Exhibit
Number

**1	.3	Form of Underwriting Agreement with respect to Depositary Shares
**1	.4	Form of Underwriting Agreement with respect to Warrants
**1	.5	Form of Underwriting Agreement with respect to Stock Purchase Contracts and Stock Purchase Units
4	.1.1	Amended and Restated Certificate of Incorporation of Eastman Chemical Company, as amended (incorporated by reference to Exhibit 3.01 to Eastman Chemical Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2001)
4	.1.2	Amended and Restated Bylaws of Eastman Chemical Company, as amended December 5, 2003 (incorporated by reference to Exhibit 3.02 to Eastman Chemical Company’s Annual Report on Form 10-K for the year ended December 31, 2003 (the “10-K”))
4	.1.3	Form of Eastman Chemical Company Common Stock certificate as amended February 1, 2001 (incorporated by reference to Exhibit 4.01 to Eastman Chemical Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2001)
4	.1.4	Stockholder Protection Rights Agreement dated as of December 13, 1993, between Eastman Chemical Company and First Chicago Trust Company of New York, as Rights Agent (incorporated herein by reference to Exhibit 4.4 to Eastman Chemical Company’s Registration Statement on Form S-8 relating to the Eastman Investment Plan, File No. 33-73810)
4	.1.5	Amendment, dated as of December 4, 2003, to the Stockholder Protection Rights Agreement, dated as of December 13, 1993, between Eastman Chemical Company and First Chicago Trust Company of New York, as rights agent, as amended April 23, 2003 to replace the rights agent with American Stock Transfer & Trust Company (incorporated herein by reference to Exhibit 4.2 to Eastman Chemical Company’s Post-Effective Amendment No. 1 to Form 10 dated December 5, 2003)
4.2		Indenture, dated as of January 10, 1994, between Eastman Chemical Company and The Bank of New York, as Trustee (the “Indenture”) (incorporated herein by reference to Exhibit 4(a) to Eastman Chemical Company’s Current Report on Form 8-K dated January 10, 1994 (the “8-K”))
4.3		Form of 6 3/8% Notes due January 15, 2004 (incorporated herein by reference to Exhibit 4(c) to the 8-K)
4.4		Form of 7 1/4% Debentures due January 15, 2024 (incorporated herein by reference to Exhibit 4(d) to the 8-K)
4.5		Officers’ Certificate pursuant to Sections 201 and 301 of the Indenture (incorporated herein by reference to Exhibit 4(a) to Eastman Chemical Company’s Current Report on Form 8-K dated June 8, 1994 (the “June 8-K”))
4.6		Form of 7 5/8% Debentures due June 15, 2024 (incorporated herein by reference to Exhibit 4(b) to the June 8-K)
4.7		Form of 7.60% Debentures due February 1, 2027 (incorporated herein by reference to Exhibit 4.08 to Eastman Chemical Company’s Annual Report on Form 10-K for the year ended December 31, 1996 (the “1996 10-K”))
4.8		Form of 7% Notes due April 15, 2012 (incorporated herein by reference to Exhibit 4.09 to Eastman Chemical Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2002)
4.9		Officer’s Certificate pursuant to Sections 201 and 301 of the Indenture related to 7.60% Debentures due February 1, 2027 (incorporated herein by reference to Exhibit 4.09 to the 1996 10-K)
4.10		Form of 3 1/4% Notes due June 16, 2008 (incorporated herein by reference to Exhibit 4.13 to Eastman Chemical Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003)
4.11		Form of 6.30% Notes due November 15, 2018 (incorporated herein by reference to Exhibit 4.14 to Eastman Chemical Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003)

Exhibit
Number

**4	.12	Form of Warrant Agreement
**4	.13	Form of Deposit Agreement
**4	.14	Form of Stock Purchase Contract Agreement
*5		Opinion of Jones Day regarding validity
12.1		Computation of Ratio of Earnings to Fixed Charges and Earnings to Fixed Charges and Preferred Stock Dividends as to the Years Ended December 31, 1999, 2000, 2001, 2002 and 2003 (incorporated herein by reference to Exhibit 12.01 to the 10-K)
12.2		Computation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividends as to the Three Months Ended March 31, 2004 (incorporated herein by reference to Exhibit 12.01 to Eastman Chemical Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004)
*23	.1	Consent of Jones Day (included in Exhibit 5)
*23	.2	Consent of PricewaterhouseCoopers LLP
†24		Powers of Attorney
†25		Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended

*	Filed herewith

†	Previously filed

**	To be filed either by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934 and incorporated herein by reference

Item 17.	Undertakings.

      (a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amendment to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kingsport, in the State of Tennessee, on the 6th day of May, 2004.

EASTMAN CHEMICAL COMPANY

By:	/s/ THERESA K. LEE

Name: Theresa K. Lee

Title: Senior Vice President, Chief Legal Officer and Corporate Secretary

      Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed below by the following persons in the capacities indicated on May 6, 2004:

Signature	Title

* J. Brian Ferguson	Chairman of the Board, Chief Executive Officer and Director (principal executive officer)

* Richard A. Lorraine	Senior Vice President and Chief Financial Officer (principal financial officer)

* Curtis E. Espeland	Controller (principal accounting officer)

* Calvin A. Campbell, Jr.	Director

* Stephen R. Demeritt	Director

* Donald W. Griffin	Director

* Robert M. Hernandez	Director

* Renée J. Hornbaker	Director

* Thomas H. McLain	Director

Signature	Title

* David W. Raisbeck	Director

* Peter M. Wood	Director

/s/ THERESA K. LEE Theresa K. Lee	*Attorney-in-fact

EXHIBITS

Exhibit
Number

†1	.1	Form of Underwriting Agreement with respect to Equity Securities
†1	.2	Form of Underwriting Agreement with respect to Debt Securities
**1	.3	Form of Underwriting Agreement with respect to Depositary Shares
**1	.4	Form of Underwriting Agreement with respect to Warrants
**1	.5	Form of Underwriting Agreement with respect to Stock Purchase Contracts and Stock Purchase Units
4	.1.1	Amended and Restated Certificate of Incorporation of Eastman Chemical Company, as amended (incorporated by reference to Exhibit 3.01 to Eastman Chemical Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2001)
4	.1.2	Amended and Restated Bylaws of Eastman Chemical Company, as amended December 5, 2003 (incorporated by reference to Exhibit 3.02 to Eastman Chemical Company’s Annual Report on Form 10-K for the year ended December 31, 2003 (the “10-K”))
4	.1.3	Form of Eastman Chemical Company Common Stock certificate as amended February 1, 2001 (incorporated by reference to Exhibit 4.01 to Eastman Chemical Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2001)
4	.1.4	Stockholder Protection Rights Agreement dated as of December 13, 1993, between Eastman Chemical Company and First Chicago Trust Company of New York, as Rights Agent (incorporated herein by reference to Exhibit 4.4 to Eastman Chemical Company’s Registration Statement on Form S-8 relating to the Eastman Investment Plan, File No. 33-73810)
4	.1.5	Amendment, dated as of December 4, 2003, to the Stockholder Protection Rights Agreement, dated as of December 13, 1993, between Eastman Chemical Company and First Chicago Trust Company of New York, as rights agent, as amended April 23, 2003 to replace the rights agent with American Stock Transfer & Trust Company (incorporated herein by reference to Exhibit 4.2 to Eastman Chemical Company’s Post-Effective Amendment No. 1 to Form 10 dated December 5, 2003)
4.2		Indenture, dated as of January 10, 1994, between Eastman Chemical Company and The Bank of New York, as Trustee (the “Indenture”) (incorporated herein by reference to Exhibit 4(a) to Eastman Chemical Company’s Current Report on Form 8-K dated January 10, 1994 (the “8-K”))
4.3		Form of 6 3/8% Notes due January 15, 2004 (incorporated herein by reference to Exhibit 4(c) to the 8-K)
4.4		Form of 7 1/4% Debentures due January 15, 2024 (incorporated herein by reference to Exhibit 4(d) to the 8-K)
4.5		Officers’ Certificate pursuant to Sections 201 and 301 of the Indenture (incorporated herein by reference to Exhibit 4(a) to Eastman Chemical Company’s Current Report on Form 8-K dated June 8, 1994 (the “June 8-K”))
4.6		Form of 7 5/8% Debentures due June 15, 2024 (incorporated herein by reference to Exhibit 4(b) to the June 8-K)
4.7		Form of 7.60% Debentures due February 1, 2027 (incorporated herein by reference to Exhibit 4.08 to Eastman Chemical Company’s Annual Report on Form 10-K for the year ended December 31, 1996 (the “1996 10-K”))
4.8		Form of 7% Notes due April 15, 2012 (incorporated herein by reference to Exhibit 4.09 to Eastman Chemical Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2002)
4.9		Officer’s Certificate pursuant to Sections 201 and 301 of the Indenture related to 7.60% Debentures due February 1, 2027 (incorporated herein by reference to Exhibit 4.09 to the 1996 10-K)
4.10		Form of 3 1/4% Notes due June 16, 2008 (incorporated herein by reference to Exhibit 4.13 to Eastman Chemical Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003)

Exhibit
Number

4.11		Form of 6.30% Notes due November 15, 2018 (incorporated herein by reference to Exhibit 4.14 to Eastman Chemical Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003)
**4	.12	Form of Warrant Agreement
**4	.13	Form of Deposit Agreement
**4	.14	Form of Stock Purchase Contract Agreement
*5		Opinion of Jones Day regarding validity
12.1		Computation of Ratio of Earnings to Fixed Charges and Earnings to Fixed Charges and Preferred Stock Dividends as to the Years Ended December 31, 1999, 2000, 2001, 2002 and 2003 (incorporated herein by reference to Exhibit 12.01 to the 10-K)
12.2		Computation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividends as to the Three Months Ended March 31, 2004 (incorporated herein by reference to Exhibit 12.01 to Eastman Chemical Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004)
*23	.1	Consent of Jones Day (included in Exhibit 5)
*23	.2	Consent of PricewaterhouseCoopers LLP
†24		Powers of Attorney
†25		Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended

*	Filed herewith

†	Previously filed

**	To be filed either by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934 and incorporated herein by reference